Exhibit 99.1

FOR IMMEDIATE RELEASE

Takung Reports $194 Million in Online Trading Transactions for February 2016,

Up 243 Percent on $57 Million Recorded in February 2015

Company Adds Five New Listings, Bringing Total Artworks On Platform to 64

Hong Kong, March 7, 2016 -- Takung Art Co., Ltd. (OTCQB:TKAT), an online platform for acquiring shared ownership in Asian fine art, jewelry and precious gems (collectively, “artwork”), today said that the purchase and sale of ownership units of its listed artwork generated a total transaction value of US$194.18 million, or an average of $12.14 million daily in the 16-day trading month of February 2016. This represents a 243 percent increase on total transactions of US$56.59 million, or an average of $3.77 million daily, recorded in the 15-day trading month of February 2015.

For the first two months of 2016, Takung's online trading platform generated U$493.43 million in transaction value versus $140.84 million in the like year-ago period.

The company added five new listings in February, bringing the total number of listings of artwork trading on its platform to 64.

Since December 2013, Takung has provided a way for art collectors and investors to buy and sell ownership units in valuable paintings, calligraphies, jewelry and precious gems. Takung’s unique approach is to divide selected artwork into equal ownership units based on its appraised value. Traders can then buy and sell these units online via a client app available for download from the company’s commercial website.

Takung generates revenue from listing fees ranging from 22.5 to 47 percent of the artwork’s offering price, as well as recurring revenue from trading commissions and nominal management fees. Takung may also receive annual fees from Offering Agents authorized to list artwork on the company’s platform.

There are two types of listings on the Takung site - an individual artwork or a portfolio of several pieces. As of February 29, 2016, Takung had 64 such listings trading on its proprietary platform with a combined value of approximately US$270.28 million - up 1,087 percent from their aggregate initial listing value of US$22.78 million. Currently, almost all of the traders on the platform are located in mainland China.

"These results provide further evidence that our shared precious art business model is gaining significant traction," said Di Xiao, Takung's CEO. “The total dollar amount transacted on the trading platform in February was particularly impressive in light of the fewer number of trading days and a decrease in average daily unit volume because of the Chinese New Year. We further believe that the rapid appreciation in the value of our portfolio far outstrips the growth of the overall Chinese art market during this same period.”

ABOUT TAKUNG ART CO., LTD: www.takungart.com

Based in Hong Kong, Takung Art Co., Ltd. is an online trading platform for acquiring shared ownership in Asian fine art, jewelry and precious gems. This proprietary platform allows collectors and investors - including those with modest financial resources -- to buy and sell units of these assets and participate in the booming Asian art market. The company's shared-ownership business model significantly expands the number of interactions between sellers and buyers of fine art far beyond those generated by art galleries and auction houses alone.

Takung operates its online trading platform via three wholly-owned subsidiaries, Hong Kong Takung Assets and Equity of Artworks Exchange Co. Ltd., Takung (Shanghai) Co., Ltd., and Takung Cultural Development (Tianjin) Co., Ltd.

FORWARD-LOOKING STATEMENTS

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contacts:

Takung Art Co., Ltd.
 Leslie Chow
+852 31580977
leslie.chow@takungae.com

Asia IR-PR - Investor Relations
Jimmy Caplan
512-329-9505
jimmy@asia-irpr.com

Asia IR-PR - Media Relations
Rick Eisenberg
212-496-6828
rick@asia-irpr.com

SOURCE: Takung Art Co., Ltd.